REVISED SCHEDULE A
Dated August 29, 2006

Funds Subject to Sub-Transfer Agency and Service Agreement
Dated August 15, 1996, as Amended effective January 1, 1998

CALVERT SOCIAL INVESTMENT FUND

Money Market Portfolio
Balanced Portfolio
Bond Portfolio
Equity Portfolio
Enhanced Equity Portfolio
Calvert Conservative Allocation Fund
Calvert Moderate Allocation Fund
Calvert Aggressive Allocation Fund

CALVERT SOCIAL INDEX SERIES, INC.

Calvert Social Index Fund

CALVERT IMPACT FUND, INC.

Calvert Large Cap Growth Fund
Calvert Small Cap Value Fund
Calvert Mid Cap Value Fund

THE CALVERT FUND

Calvert New Vision Small Cap Fund
Calvert Income Fund
Calvert Short Duration Income Fund
Calvert Long-Term Income Fund

CALVERT WORLD VALUES FUND, INC.

Calvert Capital Accumulation Fund
CWVF International Equity Fund

CALVERT CASH RESERVES

Institutional Prime Fund

CALVERT TAX-FREE RESERVES

Money Market Portfolio
Limited-Term Portfolio
Long-Term Portfolio
Vermont Municipal Portfolio

CALVERT MUNICIPAL FUND, INC.

Calvert National Municipal Intermediate Fund

FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME

Calvert First Government Money Market Fund

CALVERT SOCIAL INVESTMENT FUND
CALVERT SOCIAL INDEX SERIES, INC.
CALVERT IMPACT FUND, INC.
THE CALVERT FUND
CALVERT WORLD VALUES FUND, INC.
CALVERT CASH RESERVES
CALVERT TAX-FREE RESERVES
CALVERT MUNICIPAL FUND, INC.
FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME

CALVERT SHAREHOLDER SERVICES, INC.

BY: ________________________	BY: _________________________ __ _
NAME: ______________________	NAME: ____________________________
TITLE: ______________________	TITLE: _____________________________

STATE STREET BANK AND TRUST COMPANY

BY: __________________
NAME: ________________
TITLE: _________________